STOCK PURCHASE AGREEMENT

                                     BETWEEN

                                    A21, INC.

                                       AND

                                CERTAIN INVESTORS
                           (AS LISTED ON SECHEDULE A)

                                      DATED

                                 JANUARY 2, 2004





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                            STOCK PURCHASE AGREEMENT



      This STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of 2nd day of January, 2004 by and among A21, INC., a corporation organized and existing under the laws of the State of Texas ("A21" or the "COMPANY"), and certain investors, (hereinafter referred to collectively as "INVESTOR" or "INVESTORS") as listed on Schedule A herein (each agreement with an Investor being deemed a separate and independent agreement between the Company and such Investor).

                             PRELIMINARY STATEMENT:



      WHEREAS, the Investors wish to purchase, upon the terms and subject to the conditions of this Agreement, a minimum of Two Million Six Hundred Thousand Dollars ($2,600,000) ("MINIMUM") and a maximum of Three Million Six Hundred Thousand Dollars ($3,600,000) ("MAXIMUM") of the Common Stock of the Company with the right if at the Minimum upon the purchase of each four (4) shares of Common Stock, to receive one (1) non-callable common stock purchase warrant, two
(2) common stock purchase warrants that are callable for a period of one (1) year from Closing and one and six-tenths (1.6) common stock purchase warrants that are callable for a period of twenty-eight (28) months with the number of purchase  warrants  across all  warrant  classes  increasing  above Two  Million
Dollars ($2,000,000) as represented in Schedules A-1, A-2 and A-3 and interpolated for amounts in between (each four shares of Common Stock and corresponding stock purchase warrants are referred to herein as a "UNIT"); and

      WHEREAS, the parties intend to memorialize the purchase and sale of such Units;

      NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I


             INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals, Schedule A and the Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 1 OF 28


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1.3  Certain  Definitions.   For  purposes  of  this  Agreement,  the  following
capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

      1.3.1 "1933 ACT" means the Securities Act of 1933, as amended.

      1.3.2 "1934 ACT" means the Securities Exchange Act of 1934, as amended.


      1.3.3 "AFFILIATE" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

      1.3.4 "ARTICLES". The Articles of Organization of the Company, as the same may be amended from time to time.

      1.3.5 "CLOSING DATE" means the earlier of January 2, 2004 or upon all of the conditions of Article VIII and Article IX herein are satisfied, unless extended by the Company in its sole discretion until January 31, 2004.

      1.3.6 "COMMON STOCK" means the shares of common stock of a21, Inc., par value $0.001 per share.

      1.3.7 "EFFECTIVE DATE" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective.

      1.3.8 "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

      1.3.9 "TEXAS ACT" means the Texas revised Statutes, as amended.

      1.3.10 "PERSON" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 2 OF 28


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      1.3.11 "PURCHASE PRICE" means the purchase price for the Units.


      1.3.12 REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement between the Investors and the Company attached hereto as Exhibit B.

      1.3.13 "REGISTRATION STATEMENT" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.

      1.3.14 "SEC" means the Securities and Exchange Commission.

      1.3.15 "SEC DOCUMENTS" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

      1.3.16 "SHARES" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

      1.3.17 "UNITS" shall mean the Common Stock and the Warrants collectively.

      1.3.18 "WARRANTS" shall mean the Common Stock purchase warrants in the form attached hereto Exhibit A.



                                   ARTICLE II

                        SALE AND PURCHASE OF A21'S UNITS
                               AND PURCHASE PRICE


2.1 SALE OF UNITS Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase the following Units with an aggregate principal amount of a minimum of Two Million Six Hundred Thousand Dollars ($2,600,000) and a maximum of Three Million Six Hundred Thousand Dollars ($3,600,000) in accordance with the commitments set forth on Schedules A-1, A-2 and A-3 attached hereto, at the Purchase Price on the Closing Date, each Unit consisting of:

            2.1.1 COMMON STOCK Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price (as described herein), each Investor shall receive shares of Common Stock of the Company at a value of $ 0.20 per share. The Company shall register those shares of Common Stock pursuant to the


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 3 OF 28

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terms and  conditions of a  Registration  Rights  Agreement  attached  hereto as
Exhibit B. The Registration Rights Agreement shall include, but not be limited to, such terms and conditions as the immediate registration of the shares of Common Stock sold hereunder, one demand right if all the shares of Common Stock sold hereunder are not registered or the Registration Statement is subsequently not effective, unlimited "piggy back" registration rights, and liquidated damages to the Investor of twelve percent (12%) of the Purchase Price per annum payable per month if the shares of Common Stock are not registered pursuant to an effective Registration Statement within six months of the Closing Date or if the shares of Common Stock are registered pursuant to an effective Registration Statement and such Registration Statement or other Registration Statement including the shares of Common Stock is not effective in the period from six months following the Closing Date through two years following the Closing Date, except that the obligation of the Company terminates when the holder of shares of Common Stock no longer holds more than twenty percent (20%) of their shares of Common Stock as acquired herein.

2.1.2 WARRANTS Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price (as described herein), each Investor shall receive, upon the purchase of each four (4) shares of Common Stock, one (1) non-callable common stock purchase warrant, two (2) common stock purchase warrants that are callable for a period of one year from Closing and one and six-tenths (1.6) common stock purchase warrants that are callable for a period of twenty-eight (28) months with the number of purchase warrants across all warrant classes increasing above Two Million Dollars ($2,000,000) as represented in Schedules A-1, A-2 and A-3 and interpolated for amounts in between. The Warrant, a form of which is attached hereto as Exhibit A shall include, but not be limited to, such terms and conditions as an exercise price of $0.20 per share for the non-callable Warrants, $.225 and $.45 per share for the Warrants that are callable for one year, and $.85 and $1.35 per share for the Warrants that are callable for a period of twenty-eight (28) months (as adjusted from time to time as provided in the Warrant), an expiration date of five (5) years from the date of issuance. The callable Warrants shall have a call provision if the average closing price of the Common Stock as listed on a nationally public securities market is $.50 for the $.225 Warrants, $1.00 for the $.45 Warrants, $1.35 for the $.90 Warrants, and $2.00 for the $1.35 Warrants for a period of twenty consecutive trading days and the Registration Statement is effective for such twenty consecutive trading days, whereby the Company may call the Warrant and pay to the holder of the Warrant $0.001 per warrant.

2.2 PURCHASE PRICE. The purchase price to be paid by each Investor on the Closing Date shall be as defined in section 1.3.5 ($0.20) per share, as the case may be, in accordance with on SCHEDULES A-1, A-2 AND A-3 attached hereto, and shall be payable in United States Dollars. Payment to the Company of the Purchase Price shall be made at the Closing Date by certified check for immediately available funds or wire transfer of immediately available funds to the account specified by the Company and provided to the Investor.

Payment by check shall be as follows:


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 4 OF 28

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LOEB & LOEB LLP TRUST ACCOUNT
Attention: Lloyd Rothenberg re: a21, Inc.
Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY  10154-0037
Direct Dial:  212-407-4937
Facsimile:  212-407-4990
Email: lrothenberg@loeb.com


Payment by wire shall be as follows:

LOEB & LOEB LLP TRUST ACCOUNT
ACCOUNT # 24576266
ABA # 021000089
Attention:  Lloyd Rothenberg re: a21, Inc.

CITIBANK,  N.A.
153 EAST 53RD. STREET
NEW YORK, NY 10022
CONTACT NAME:  EVELINE COADY
PHONE # (212) 559-3787


2.3 ESCROW. The funds received by Loeb & Loeb LLP (the "Escrow Agent") in accordance with Section 2.2 of this Agreement shall be held in escrow pursuant to the terms and conditions of this Section 2.3 of the Agreement. The funds shall be held in a non-interest bearing account. The Escrow Agent shall disburse the funds to the Company, or as the Company shall in writing direct, upon the closing of the purchase of a portion of the issued and outstanding shares of capital stock of SuperStock, Inc. ("SSI") and its recapitalization all in accordance with a Stock Purchase and Recapitalization Agreement dated November 10, 2003 among the Company, the selling stockholders of SSI and SSI, and receipt of written confirmation from the Investors that each of them consents to the distribution agreed to by the Company. If the closing of such transaction has not taken place within ninety (90) days of the date of this Agreement, the Escrow Agent shall return such funds to the Investors. The Investors and the Company, jointly and severally, agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability, damage or expense incurred by Escrow Agent arising out of, or in connection with, this Agreement, any litigation arising in connection with this Agreement or any transaction related in any way hereto, including but not limited to attorneys' fees incurred by Escrow Agent in the event of any question as to the provisions hereof or its duties hereunder, and other costs and expenses incurred by Escrow Agent in fulfilling its duties and responsibilities hereunder, or incurred by Escrow Agent defending itself against any claim of liability (other than, in all such cases, for Escrow

                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 5 OF 28

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Agent's  willful  misconduct  or gross  negligence).  Escrow Agent shall have no duties  arising from this  Agreement  except those  expressly  set forth in this
Section 2.3 and it shall not be bound by any notice of claim or demand, or any waiver, modification or amendment unless it shall have given its prior written consent thereto.

2.4 ACCEPTANCE EACH POTENTIAL INVESTOR acknowledges that the Company shall, in its sole discretion, have the right to accept or reject their subscription for Units, in whole or in part, for any reason or for no reason within 72 hours of receipt of cleared funds and properly executed documents, and shall promptly return funds to such investor.

                                   ARTICLE II

                     CLOSING DATE AND DELIVERIES AT CLOSING

3.1 CLOSING DATE The closing of the transactions contemplated by this Agreement (the "CLOSING"), unless expressly determined herein, shall be held at the offices of counsel to the Company at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 DELIVERIES BY THE COMPANY. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investors, the following:

            (a) Within seven (7) business days, Certificates representing a21 Shares, which certificates shall be duly endorsed to the Investor;

            (b)   At or prior to Closing, an executed Agreement;

            (c) At or prior to Closing, an executed Warrant in the name of the Investor in the form attached hereto as Exhibit A;

            (d) At or prior to Closing, an executed Registration Rights Agreement between the Investor and the Company in the form attached hereto as Exhibit B;

            (e) At or prior to Closing, confirmation that the provisions of Paragraph 6.6 herein have been satisfied or commenced, as appropriate; and

            (f) Such other documents or certificates as shall be reasonably requested by the each Investor or its counsel.

3.3 DELIVERIES BY INVESTOR. In addition to and without limiting any other provision of this Agreement, each Investor agrees to deliver, or cause to be delivered, to the Company, as appropriate, the following:

                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 6 OF 28

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            (a)   At or prior to Closing, the Purchase Price; (b) At or prior to
                  Closing, an executed Agreement;

            (c) At or prior to Closing, an executed Registration Rights Agreement between the Investor and the Company in the form attached hereto as Exhibit B; and

            (d) Such other documents or certificates as shall be reasonably requested by the Company or its counsel. In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 FURTHER ASSURANCES. The Company and each Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with each Investor, and each Investor shall cooperate with the Company, and no Investor is required to cooperate with any other Investor) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF A21

      a21 represents and warrants to the Investors (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Purchaser has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 ORGANIZATION AND QUALIFICATION. a21 is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of a21 and its subsidiaries taken as a whole.

4.2 ARTICLES OF INCORPORATION AND BY-LAWS. The complete and correct copies of a21's Articles of Incorporation and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 7 OF 28

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4.3 CAPITALIZATION.

                        4.3.1 The authorized and outstanding capital stock of a21 is set forth in a21's Annual Report on Form 10-KSB, filed on June 2, 2003 with the Securities and Exchange Commission and updated on all subsequent SEC Documents.. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

                        4.3.2 Except pursuant to this Agreement, and as set forth in a21's Annual Report on Form 10-KSB, filed on June 2, 2003 with the SEC, and subsequent documents filed with the SEC or supplied to Investors, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of a21, or agreements, understandings or arrangements to which a21 is a party, or by which a21 is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock; except as per the Stock Purchase Agreement for SuperStock including $4,250,000 in participating preferred issued to the Sellers of SuperStock, Inc. in SuperStock, Inc. which is exchangeable into 5,000,151 shares of Common Stock and up to 2,000,000 stock options to be issued to employees and management of SuperStock, Inc. to be issued after Closing and options to be issued to management of a21. The Company agrees to inform the Investors in writing of any additional shares, options and warrants issued or granted prior to the Closing Date.

                        4.3.3 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to each Investor, a21 Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon delivery of and payment by each Investor of the Purchase Price to the Company, such Investor will acquire good and marketable title to such Company Stock, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever.

4.4 AUTHORITY. a21 has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by a21 and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of a21 is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by a21 and constitutes the legal, valid and binding obligation of a21,


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 8 OF 28

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enforceable  against a21 in accordance with its terms,  except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by a21 does not, and the performance by a21 of their respective obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of a21; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LAWS") in effect as of the date of this Agreement and applicable to a21; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of a21 pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which a21 is a party or by a21 or any of its properties or assets is bound. Excluded from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6 REPORT AND FINANCIAL STATEMENTS. a21's Annual Report on Form 10-KSB, filed on June 2, 2003, with the Securities and Exchange Commission contains the audited financial statements of a21 as of December 31, 2002 (the "FINANCIAL STATEMENTS"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of a21 as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of a21 for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of a21 have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

4.7 COMPLIANCE WITH APPLICABLE LAWS. a21 is not in violation of, or, to the knowledge of a21 is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 BROKERS. Except for H.C.Wainwright & Co., Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a21.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 9 OF 28

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4.9 SEC DOCUMENTS.  a21 acknowledges that a21 is a publicly held company and has made available to the Investors after demand true and complete copies of any requested SEC Documents. The Company is required to file reports under Section 15(d) of the 1934 Act, and the Common Stock is listed and traded on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading that the Investor has received from the Company reports with the Securities and Exchange Commission and with the NASD.

4.10 LITIGATION. To the knowledge of a21, no litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against a21 that is material other than litigation in the ordinary course of business and as represented in the Company's filings with the SEC.

4.11 EXEMPTION FROM REGISTRATION. Subject to the accuracy of the Investors' representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Units will not require registration under the 1933 Act and/or any applicable state securities law. When validly converted in accordance with the terms of the Warrants, the Shares underlying the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Units in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933, and/or Section 4(2) of the 1933 Act.

4.12 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Units, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Units, under the 1933 Act, except as required herein.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                 PAGE 10 OF 28

4.13 NO MATERIAL ADVERSE CHANGE. Since December 31, 2002, no Material Adverse Effect has occurred or exists with respect to the Company that has not been disclosed in the SEC Documents. No material supplier has given notice, oral or written, that it intends to cease or materially reduce the volume of its business with the Company from historical levels. Since December 31, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investors.

4.14 MATERIAL NON-PUBLIC INFORMATION. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.15 INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.16 FULL DISCLOSURE. No representation or warranty made by a21 in this Agreement and no certificate or document furnished or to be furnished to the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS


Each Investor, severally and not jointly, as to himself or itself and not as to any other Investor, represents and warrants to the Company that:

5.1 ORGANIZATION AND STANDING OF THE INVESTOR. Where the Investor is a corporation, such Investor is duly incorporated, validly existing and in good standing under the laws of the state in which it was formed. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor's address. If an entity, the Investor was not formed for the purpose of investing solely in the Units the subject of this Agreement.

                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 11 OF 28

5.2 AUTHORIZATION AND POWER. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Units being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 FINANCIAL RISKS. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the Units and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the Units by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the Units.

5.5 ACCREDITED INVESTOR. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 12 OF 28
kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Units.

5.6 BROKERS. Except for H.C.Wainwright & Co., Inc., who shall be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investors.

5.7 NO SHORT SALES. Prior to the Closing Date, neither the Investor nor any of the Investor's Affiliates will be in a net short position with regard to the Common Stock in any accounts directly or indirectly controlled by the Investor.

5.8 KNOWLEDGE OF COMPANY. Each Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units. Each Investor and such Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.9 RISK FACTORS Each Investor understands that such Investor's investment in the Units involves a high degree of risk. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units. Each Investor warrants that such Investor is able to bear the complete loss of such Buyer's investment in the Units.

5.10 FULL DISCLOSURE. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to a21 pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 13 OF 28

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1. REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

6.2. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Warrants.

6.3. LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on a publicly trading market. The Company will take all actions to continue the listing and trading of its Common Stock on a publicly traded market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the a publicly traded market.

6.4. EXCHANGE ACT REPORTS. The Company will continue to file reports pursuant to
Section 15(d) of the 1934 Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares or the shares of Common Stock underlying the Warrants.

6.5. CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6. PREFERRED STOCK. The Company will not issue Preferred Stock of the Company which is convertible into common stock at a value below the Purchase Price without approval from Investors representing 51% of the principal investment prior to an effective Registration Statement for at least 51% of the Shares.

6.7. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Units (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of the Units) along with other financing for the purchase of the voting and non-voting stock of SuperStock, Inc. (and the transaction costs associated therewith) with any remaining balance as additional working capital.

6.8. EXCHANGE OF SUPERSTOCK PREFERRED STOCK. The Company shall not compel the shareholders of SuperStock, Inc. to exchange any preferred stock issued by


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 14 OF 28

SuperStock, Inc. to its shareholders pursuant to the acquisition of the shares of SuperStock by the undersigned at a price less than $0.85 per share until the second (2nd) anniversary of the Closing and from and after the second (2nd) anniversary and until the fourth (4th) anniversary of the Closing at a price less than $0.50 per share, as appropriately adjusted in all such cases.

6.9. CERTAIN OUTSTANDING INDEBTEDNESS The Company shall, on or prior to the Closing Date, cause LCA Capital Partners I, Inc., Whitney Holdings, Inc., Glossy Finish LLC and Tom Butta to, in the aggregate, convert a minimum of Five Hundred Thousand Dollars ($500,000) of the amounts owed to them by the Company into Common Stock and Warrants in accordance with the provisions of Section 2.1.1 and
2.1.2 of the Agreement, respectively.

6.10. INDEBTEDNESS TO SUPERSTOCK, INC. SHAREHOLDERS. The Company covenants and agrees that until after the first (1st) anniversary of the Closing, any promissory notes or other evidence of indebtedness issued to the shareholders of SuperStock, Inc. in connection with the closing on the purchase of the voting and non-voting stock of SuperStock, Inc. shall not be secured by the assets of the Company. Such promissory notes or other evidences of indebtedness may provide that beginning on the day after the first anniversary of the Closing, they shall automatically be secured by the assets of the Company.


                                   ARTICLE VII

                           COVENANTS OF THE INVESTORS

7.1 COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

7.2 TRANSFER RESTRICTIONS. The Investor's acknowledge that (1) the Shares, Warrants and shares underlying the Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investors shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares, Warrants and shares underlying the Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Shares, Warrants and shares underlying the Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 15 OF 28

7.3 RESTRICTIVE LEGEND. The Investor's acknowledge and agree that the Shares, and, until such time as the Shares have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS
     AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."


7.4 Until the first anniversary of the Closing, or until the earlier sale by Investor of the shares of Common Stock referred to in the remainder of this sentence, Investor shall vote 28% of the shares of Common Stock included, or issued upon exercise of Warrants included, in the Units as the board of the directors of the Company may from time to time direct.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The   obligation  of  the  Company  to  consummate   the   transactions
contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 NO TERMINATION.  This Agreement  shall not have been terminated  pursuant to
Article X hereof.

8.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 COMPLIANCE WITH COVENANTS. The Investors shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 16 OF 28

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

      The   obligation  of  the  Investors  to   consummate   the   transactions
contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 NO TERMINATION.  This Agreement  shall not have been terminated  pursuant to
Article X hereof.

9.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of a21 contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 COMPLIANCE WITH COVENANTS. a21 shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

9.5 CLOSING OF SUPERSTOCK, INC. TRANSACTION. On the Closing Date, a21 shall have closed on or simultaneously be closing on the purchase of the voting and non-voting stock of SuperStock, Inc. as per the agreement attached as Exhibit C and any subsequent amendments that do not change the substance of the transaction. A21 shall deliver to the Investors a statement signed by the shareholders of SuperStock Inc. ("SSI") substantially to the effect that SSI's financial statements through October 31, 2003 were derived from SSI's books and records maintained in the ordinary course of its business, and fairly present in all material respects the financial position of SSI as of the date thereof and for the period then ended, in accordance with GAAP (except as may be indicated in the notes thereto) and subject to year-end adjustments and with SSI's internal accounting policies.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 17 OF 28

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  10.1.1 by mutual written consent of the Investors and the Company;

                  10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of a21 set forth in this Agreement, or if any representation or warranty of a21 or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "TERMINATING BREACH"), and such breach shall, if capable of cure, not have been cured within five (5) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

                  10.1.3 by either party, if the Closing Date is after January 31, 2004.

10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Paragraph 10.1 hereof, there shall be no liability on the party of a21 or the Investors or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease, except as expressed herein.

10.3 AMENDMENT. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.3 WAIVER. At any time prior to the Closing Date, a21 or the Investors, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 18 OF 28

                                   ARTICLE XI

                               GENERAL PROVISIONS


11.1 TRANSACTION COSTS. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2 INDEMNIFICATION. Each Investor, severally and not jointly agrees to defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement by such Investor or failure by such Investors to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

11.3 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 ENTIRE AGREEMENT. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.


11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to a21:

                           a21, Inc.
                           c/o Lloyd L. Rothenberg
                           Loeb & Loeb LLP
                           345 Park Avenue


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 19 OF 28

                           New York, NY  10154-0037
                           Direct Dial:  212-407-4937
                           Facsimile:  212-407-4990
                           Email: lrothenberg@loeb.com

                           With a copy to:
                           --------------

                           Lloyd L. Rothenberg
                           Loeb & Loeb LLP
                           345 Park Avenue
                           New York, NY  10154-0037
                           Direct Dial:  212-407-4937
                           Facsimile:  212-407-4990
                           Email: lrothenberg@loeb.com

                           If to the Investors:

                           To the address listed on Schedule A herein or to the address provided to the Company by an Investor.

11.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 BINDING EFFECT. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 JURISDICTION. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 20 OF 28
a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 PREPARATION AND FILING OF SECURITIES AND EXCHANGE COMMISSION FILINGS. Each Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 FURTHER ASSURANCES, COOPERATION. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 SURVIVAL The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14 THIRD PARTIES Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 21 OF 28

         IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

A21


A21, INC.


------------------------------------

By: ___________________
Title:__________________

                                    INVESTORS


------------------------------------       -------------------------------------
Print Name:                                Print Name:
Entity (if appropriate):                   Entity (if appropriate):_____________
------------------------------------       -------------------------------------

Title: (if appropriate):                   Title: (if appropriate):_____________



------------------------------------       -------------------------------------
Print Name:                                Print Name:
Entity (if appropriate):____________       Entity (if appropriate):_____________

------------------------------------       -------------------------------------

Title: (if appropriate):____________       Title: (if appropriate):_____________




------------------------------------       -------------------------------------
Print Name:                                Print Name:
Entity (if appropriate):____________       Entity (if appropriate):_____________

------------------------------------       -------------------------------------
Title: (if appropriate):____________       Title: (if appropriate):_____________

Solely with regard to Section 2.3 of the Stock Purchase Agreement:


--------------------------
Loeb & Loeb LLP
By:      Lloyd L. Rothenberg
Title:   Partner


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 22 OF 28

                                  SCHEDULE A-1


                                                                Number of
Name and Address                              Amount of         Shares of       Warrant        Number of        Strike
of Investor                                   Investment       Common Stock     Coverage        Warrants        Price
-----------                                  ------------      ------------     --------        --------       --------
Barron Partners LP                           $  2,000,000        10,000,000        27.10%      2,710,000       $ 0.200
Attention: Andrew Barron Worden                                                    27.10%      2,710,000       $ 0.225
Managing Partner                                                                   27.10%      2,710,000       $ 0.450
730 Fifth Avenue, 9th Floor                                                        21.68%      2,168,000       $ 0.900
New York NY 10019                                                                  21.68%      2,168,000       $ 1.350
                                                                                --------
tel 212-659-7790                                                                  124.66%
fax 646-607-2223

LCA Capital Partners I, Inc.                 $    450,000         2,250,000        27.10%        609,750       $ 0.200
c/o Luke Allen                                                                     27.10%        609,750       $ 0.225
711 Fifth Avenue                                                                   27.10%        609,750       $ 0.450
New York, NY  10022                                                                21.68%        487,800       $ 0.900
                                                                                   21.68%        487,800       $ 1.350

Whitney Holdings, Inc.                       $     90,000           450,000        27.10%        121,950       $ 0.200
c/o Loeb & Loeb LLP                                                                27.10%        121,950       $ 0.225
Attention: Lloyd Rothenberg                                                        27.10%        121,950       $ 0.450
345 Park Avenue                                                                    21.68%         97,560       $ 0.900
New York, NY  10154-0037                                                           21.68%         97,560       $ 1.350

Glossy Finish LLC                            $     35,000           175,000        27.10%         47,425       $ 0.200
c/o Loeb & Loeb LLP                                                                27.10%         47,425       $ 0.225
Attention: Lloyd Rothenberg                                                        27.10%         47,425       $ 0.450
345 Park Avenue                                                                    21.68%         37,940       $ 0.900
New York, NY  10154-0037                                                           21.68%         37,940       $ 1.350

Tom Butta                                    $     25,000           125,000        27.10%         33,875       $ 0.200
c/o Loeb & Loeb LLP                                                                27.10%         33,875       $ 0.225
Attention: Lloyd Rothenberg                                                        27.10%         33,875       $ 0.450
345 Park Avenue                                                                    21.68%         27,100       $ 0.900
New York, NY  10154-0037                                                           21.68%         27,100       $ 1.350

                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 23 OF 28

                                  SCHEDULE A-2


                                                                   Number of
Name and Address                                  Amount of        Shares of       Warrant        Number of        Strike
of Investor                                      Investment       Common Stock     Coverage        Warrants        Price
-----------                                     ------------      ------------     --------        --------       --------
Barron Partners LP                               $ 2,500,000       12,500,000       28.85%         3,606,250      $ 0.200
Attention: Andrew Barron Worden                                                     28.85%         3,606,250      $ 0.225
Managing Partner                                                                    28.85%         3,606,250      $ 0.450
730 Fifth Avenue, 9th Floor                                                         23.08%         2,885,000      $ 0.900
New York NY 10019                                                                   23.08%         2,885,000      $ 1.350
                                                                                    ------
tel 212-659-7790                                                                   132.71%
fax 646-607-2223

LCA Capital Partners I, Inc.                     $   450,000        2,250,000       28.85%           649,125      $ 0.200
c/o Luke Allen                                                                      28.85%           649,125      $ 0.225
711 Fifth Avenue                                                                    28.85%           649,125      $ 0.450
New York, NY  10022                                                                 23.08%           519,300      $ 0.900
                                                                                    23.08%           519,300      $ 1.350

Whitney Holdings, Inc.                           $    90,000          450,000       28.85%           129,825      $ 0.200
c/o Loeb & Loeb LLP                                                                 28.85%           129,825      $ 0.225
Attention: Lloyd Rothenberg                                                         28.85%           129,825      $ 0.450
345 Park Avenue                                                                     23.08%           103,860      $ 0.900
New York, NY  10154-0037                                                            23.08%           103,860      $ 1.350

Glossy Finish LLC                                $    35,000          175,000       28.85%            50,488      $ 0.200
c/o Loeb & Loeb LLP                                                                 28.85%            50,488      $ 0.225
Attention: Lloyd Rothenberg                                                         28.85%            50,488      $ 0.450
345 Park Avenue                                                                     23.08%            40,390      $ 0.900
New York, NY  10154-0037                                                            23.08%            40,390      $ 1.350

Tom Butta                                        $    25,000          125,000       28.85%            36,063      $ 0.200
c/o Loeb & Loeb LLP                                                                 28.85%            36,063      $ 0.225
Attention: Lloyd Rothenberg                                                         28.85%            36,063      $ 0.450
345 Park Avenue                                                                     23.08%            28,850      $ 0.900
New York, NY  10154-0037                                                            23.08%            28,850      $ 1.350


                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 24 OF 28

                                  SCHEDULE A-3


                                                                   Number of
Name and Address                                  Amount of        Shares of       Warrant        Number of        Strike
of Investor                                      Investment       Common Stock     Coverage        Warrants        Price
-----------                                     ------------      ------------     --------        --------       --------

Barron Partners LP                              $  3,000,000       15,000,000       30.60%        4,590,000        $ 0.200
Attention: Andrew Barron Worden                                                     30.60%        4,590,000        $ 0.225
Managing Partner                                                                    30.60%        4,590,000        $ 0.450
730 Fifth Avenue, 9th Floor                                                         24.48%        3,672,000        $ 0.900
New York NY 10019                                                                   24.48%        3,672,000        $ 1.350
                                                                                    ------
tel 212-659-7790                                                                   140.76%
fax 646-607-2223

LCA Capital Partners I, Inc.                    $    450,000        2,250,000       30.60%          688,500        $ 0.200
c/o Luke Allen                                                                      30.60%          688,500        $ 0.225
711 Fifth Avenue                                                                    30.60%          688,500        $ 0.450
New York, NY  10022                                                                 24.48%          550,800        $ 0.900
                                                                                    24.48%          550,800        $ 1.350

Whitney Holdings, Inc.                          $     90,000          450,000       30.60%          137,700        $ 0.200
c/o Loeb & Loeb LLP                                                                 30.60%          137,700        $ 0.225
Attention: Lloyd Rothenberg                                                         30.60%          137,700        $ 0.450
345 Park Avenue                                                                     24.48%          110,160        $ 0.900
New York, NY  10154-0037                                                            24.48%          110,160        $ 1.350

Glossy Finish LLC                               $     35,000          175,000       30.60%           53,550        $ 0.200
c/o Loeb & Loeb LLP                                                                 30.60%           53,550        $ 0.225
Attention: Lloyd Rothenberg                                                         30.60%           53,550        $ 0.450
345 Park Avenue                                                                     24.48%           42,840        $ 0.900
New York, NY  10154-0037                                                            24.48%           42,840        $ 1.350

Tom Butta                                       $     25,000          125,000       30.60%           38,250        $ 0.200
c/o Loeb & Loeb LLP                                                                 30.60%           38,250        $ 0.225
Attention: Lloyd Rothenberg                                                         30.60%           38,250        $ 0.450
345 Park Avenue                                                                     24.48%           30,600        $ 0.900
New York, NY  10154-0037                                                            24.48%           30,600        $ 1.350



                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 25 OF 28

                                   EXHIBIT A

                                FORM OF WARRANT





























                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 26 OF 28

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT
































                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 27 OF 28

                                    EXHIBIT C

                    SUPERSTOCK, INC. STOCK PURCHASE AGREEMENT








































                        STOCK PURCHASE AGREEMENT BETWEEN
                         A21, INC. AND CERTAIN INVESTORS
                                  PAGE 28 OF 28